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                                                                    Exhibit 10.7

                  GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS GENERAL ASSIGNMENT AND ASSUMPTION Agreement (this "Agreement") is entered into as of July 1, 2000 between Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), and Metavante Corporation, a Wisconsin corporation ("Metavante"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Article V hereof.

                                   RECITALS

     WHEREAS, M&I hereby and by certain other agreements and instruments transfers or will transfer to Metavante effective as of 12:01 a.m., Milwaukee time, July 1, 2000 (the "Separation Date"), substantially all of the business and assets of the Metavante Business owned by M&I. It is the intent of the parties hereto, by this Agreement and the other agreements and instruments, that M&I and its Subsidiaries convey to Metavante and its Subsidiaries substantially all of the business and assets of the Metavante Business.

     WHEREAS, it is further intended between the parties that Metavante assume the liabilities related to the Metavante Business currently owed by M&I and its Subsidiaries, as provided in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                          CONTRIBUTION AND ASSUMPTION

     Section 1.1.  Contribution of Assets and Assumption of Liabilities.

          (a) Transfer of Assets. Effective as of the Separation Date, M&I hereby assigns, transfers, conveys and delivers (or will cause any applicable Subsidiary to assign, transfer, convey and deliver) to Metavante and Metavante hereby accepts from M&I, or applicable M&I Subsidiary, all of M&I's and its applicable Subsidiaries, respective right, title and interest in Metavante Assets (as defined in Section 1.2(a), below); provided, however, that any Metavante Assets that are specifically assigned or transferred pursuant to the Tax Sharing Agreement or the Employee Matters Agreement or any other agreement between M&I and Metavante shall not be assigned or transferred pursuant to this Section 1.1(a).

          (b) Assumption of Liabilities. Effective as of the Separation Date, Metavante hereby assumes and agrees faithfully to perform and fulfill, all the Metavante Liabilities (as defined in Section 1.3(a), below) owed by M&I; provided, however, any Metavante Liabilities specifically addressed in the Tax Sharing Agreement or the Employee Matters Agreement or any other agreement between M&I and Metavante shall not be assumed pursuant to this
     Section 1.1(b). Thereafter, Metavante shall be responsible for all
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     Metavante Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or after the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Metavante Liabilities arising out of claims made by M&I's or Metavante's respective directors, officers, consultants, independent contractors, employees or agents against any member of the M&I Group or the Metavante Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the M&I Group or the Metavante Group or any of their respective directors, officers, employees or agents.

          (c) Misallocated Assets. In the event that at any time or from time to time (whether prior to, on or after the Separation Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any Asset that is allocated to any other Person pursuant to this Agreement, such party shall promptly transfer, or cause to be transferred, such Asset to the Person so entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for any such other Person.

     Section 1.2.  Metavante Assets.

          (a) Included Assets. For purposes of this Agreement, "Metavante Assets" shall mean (without duplication) the following Assets, except as otherwise provided for in any other express agreement of the parties:

                 (i) all Assets reflected in the Metavante Balance Sheet, subject to any dispositions of such Assets subsequent to the date of the Metavante Balance Sheet;

                 (ii) all Assets that have been written off, expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the Metavante Balance Sheet in accordance with the principles and accounting policies under which the Metavante Balance Sheet was prepared;

                 (iii) all Assets acquired by M&I or its Subsidiaries after the date of the Metavante Balance Sheet that would be reflected in the consolidated balance sheet of Metavante as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the Metavante Balance Sheet was prepared;

                 (iv) all Assets that are used primarily by the Metavante Business at the Separation Date but are not reflected in the Metavante Balance Sheet due to mistake or omission; provided, however, that no Asset shall be a Metavante Asset requiring any transfer by M&I unless Metavante has, on or before the first anniversary of the Separation Date, given M&I notice that such Asset is a Metavante Asset;

                 (v)   all Metavante Contingent Gains;

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                 (vi)  all Metavante Contracts;

                 (vii) all outstanding capital stock of M&I EastPoint Technology, Inc., M&I Asia Pacific, Inc. and Avolent, Inc. held by M&I as well as M&I's share of the Customers Forever, LLC equity investment and all other investments of M&I and the Subsidiaries of M&I reflected on the Metavante Balance Sheet; and

                 (viii) all Assets that are expressly contemplated by this Agreement (or Schedule 1.2(a)(viii), the Tax Sharing Agreement, the Employee Matters Agreement, or any other agreement between M&I and Metavante) as Assets to be transferred to Metavante or any other member of the Metavante Group.

Notwithstanding the foregoing, the Metavante Assets shall not include the Excluded Assets referred to in Section 1.2(b), below.

          (b) Excluded Assets. For the purposes of this Agreement, "Excluded Assets" shall mean:

                 (i)    the Assets listed or described on Schedule 1.2(b)(i);

                 (ii)   the Assets of the Item Processing Business; and

                 (iii) any Assets that are expressly contemplated by this Agreement or any other express agreement of the parties as Assets to be retained by M&I or any other member of the M&I Group.

     Section 1.3.  Metavante Liabilities.

          (a) Included Liabilities. For the purposes of this Agreement, "Metavante Liabilities" shall mean (without duplication) the following Liabilities, except as otherwise provided for in any other express agreement of the parties:

                 (i) all Liabilities reflected in the Metavante Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Metavante Balance Sheet;

                 (ii) all Liabilities of M&I or its Subsidiaries that arise after the date of the Metavante Balance Sheet that would be reflected in the consolidated balance sheet of Metavante as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the Metavante Balance Sheet was prepared;

                 (iii) all Liabilities that are related primarily to the Metavante Business at the Separation Date but are not reflected in the Metavante Balance Sheet due to mistake or unintentional omission; provided, however, that no Liability shall be considered as a Metavante Liability unless M&I, on or before the first anniversary of the Separation Date, has given Metavante notice that such Liability is a Metavante Liability;

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                 (iv)  all Metavante Contingent Liabilities;

                 (v) all Liabilities, whether arising before, on or after the Separation Date, primarily relating to, arising out of or resulting from:

                       (1) the operation of the Metavante Business, as conducted at any time prior to, on or after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative);

                       (2) the operation of any business conducted by any member of the Metavante Group at any time after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative); or

                       (3)  any Metavante Assets;

                 (vi) all Liabilities relating to, arising out of or resulting from any of the terminated, divested or discontinued businesses and operations listed or described on Schedule 1.3(a)(vi); and

                 (vii) all Liabilities that are expressly contemplated by this Agreement (or Schedule 1.3(a)(vii), the Tax Sharing Agreement, the Employee Matters Agreement, or any other agreement between M&I and Metavante) as Liabilities to be assumed by Metavante or any member of the Metavante Group, and all agreements, obligations and Liabilities of any member of the Metavante Group under this Agreement.

Notwithstanding the foregoing, the Metavante Liabilities shall not include the Excluded Liabilities referred to in Section 1.3(b), below.

                 (b) Excluded Liabilities. For the purposes of this Agreement, "Excluded Liabilities" shall mean:

                       (i) all Liabilities listed or described in Schedule 1.3(b)(i);

                       (ii) all Liabilities of the Item Processing Business; and

                       (iii) all Liabilities that are expressly contemplated by this Agreement, or any other express agreement of the parties as Liabilities to be retained or assumed by M&I or any other member of the M&I Group, and all agreements and obligations of any member of the M&I Group under this Agreement or any other express agreement between the parties.

     Section 1.4.  Methods of Transfer and Assumption.

                 (a) Terms of Other Agreements Govern. To the extent that the transfer of any Metavante Asset or the assumption of any Metavante Liability is expressly provided for

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     by the terms of the Tax Sharing Agreement, the Employee Matters Agreement,
     or any other express agreement of the parties, the terms of such other agreement shall effect, and determine the manner of, the transfer or assumption. It is the intent of the parties that pursuant to Sections 1.1,
     1.2 and 1.3, the transfer and assumption of all other Metavante Assets and Metavante Liabilities, shall be made effective as of the Separation Date.

          (b) Mistaken Assignments and Assumptions. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect as of the Separation Date, there may exist (i) Assets that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to Metavante or retained by M&I or (ii) Liabilities that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by Metavante or not assumed by Metavante. The parties shall cooperate in good faith to effect the transfer or re-transfer of such Assets, and/or the assumption or re-assumption of such Liabilities, to or by the appropriate party. Each party shall reimburse the other or make other financial adjustments or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Liabilities assumed hereby.

          (c) Transfer of Assets and Liabilities Not Included in Metavante Assets and Metavante Liabilities. In the event the parties discover Assets or Liabilities that relate primarily to the Metavante Business but do not constitute Metavante Assets under Section 1.2 or Metavante Liabilities under Section 1.3, the parties shall cooperate in good faith to effect the transfer of such Assets, or the assumption of such Liabilities, to Metavante or its Subsidiaries. Each party shall reimburse the other or make other financial adjustments or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Liabilities assumed hereby.

          (d) Documents Relating to Other Transfers of Assets and Assumption of Liabilities. In furtherance of the assignment, transfer and conveyance of Metavante Assets and the assumption of Metavante Liabilities set forth in Sections 1.4(a), (b) and (c), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) M&I shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of M&I's and its Subsidiaries, right, title and interest in and to the Metavante Assets to Metavante and (ii) Metavante shall execute and deliver to M&I and its Subsidiaries such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Metavante Liabilities by Metavante.

     Section 1.5.  Governmental Approvals and Consents.

          (a) Transfer In Violation of Laws or Requiring Consent or Governmental Approval. If and to the extent that the valid, complete and perfected transfer, assignment or novation to the Metavante Group of any Metavante Assets and Metavante Liabilities would be a violation of applicable laws, violate any other obligations of any member of

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     the Metavante Group or the M&I Group to any Governmental Authority or third party or require any Consent or Governmental Approval in connection with the Separation, the IPO or the Distribution, then, unless M&I shall otherwise determine, the transfer, assignment or novation to the Metavante Group, as the case may be, of such Metavante Assets shall be automatically deemed deferred and any such purported transfer, assignment or novation shall be null and void until such time as all legal or other impediments are removed and/or such Consents or Governmental Approvals have been obtained. Notwithstanding the foregoing, such Asset shall still be considered a Metavante Asset for purposes of determining whether any Liability is a Metavante Liability; provided, however, that if such legal or other impediments have not been removed or Consents or Governmental Approvals have not been obtained within one year of the Separation Date, the parties will use their reasonable efforts to achieve an alternative solution in accordance with the parties' intentions.

           (b) Transfers Not Consummated on the Separation Date. If the transfer, assignment or novation of any Assets intended to be transferred or assigned hereunder is not consummated as of the Separation Date, whether as a result of the provisions of Section 1.5(a) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Assets, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Assets, are to inure from and after the Separation Date to such Person. If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to Section 1.5(a), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or such other applicable express agreement of the parties.

          (c) Expenses. The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys, fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

     Section 1.6. Transfer Costs and Expenses. Notwithstanding anything herein to the contrary, any transfer costs and expenses incurred by the parties hereto to effect the transactions contemplated hereby which are not allocated pursuant to the terms of this Agreement or any other express agreement of the parties shall be the responsibility of the party which by law or custom is responsible for such costs and expenses.

     Section 1.7.  Novation of Assumed Metavante Liabilities.

          (a) Reasonable Efforts. Each of M&I and Metavante, at the request of the other, shall use its reasonable efforts to obtain, or to cause to be obtained, any consent,

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     substitution, approval or amendment required to novate or assign all rights and obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Metavante Liabilities or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Metavante Group, so that, in any such case, Metavante and its Subsidiaries will be solely responsible for such Liabilities; provided, however, that neither M&I, Metavante nor their Subsidiaries shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

          (b) Inability to obtain Novation. If M&I or Metavante is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the M&I Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof (except to the extent expressly set forth in this Agreement, the Tax Sharing Agreement, the Employee Matters Agreement, or any other express agreement of the parties), Metavante shall, as agent or subcontractor for M&I or such other Person, as the case may be, pay, perform and discharge fully, or cause to be paid, transferred or discharged all the obligations or other Liabilities of M&I or such other Person, as the case may be, thereunder from and after the date hereof. M&I shall, without further consideration, pay and remit, or cause to be paid or remitted, to Metavante or its appropriate Subsidiary promptly all money, rights and other consideration received by it or any member of the M&I Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, M&I shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of the M&I Group to Metavante without payment of further consideration and Metavante shall, without the payment of any further consideration, assume such rights and obligations.

     Section 1.8. Item Processing Business.

          (a) Assets and Liabilities. Set forth on Schedule 1.8 are certain estimated assets and liabilities of the Item Processing Business as of June 30, 2000 (the "Estimated IP Assets and Liabilities"). On or before September 30, 2000, M&I shall provide Metavante with a statement of the actual value of the same assets and liabilities of the Item Processing Business as of June 30, 2000 (the "Final IP Assets and Liabilities"). Within 10 business days of its receipt of the Final IP Assets and Liabilities, Metavante shall give notice to M&I whether or not Metavante agrees with the Final IP Assets and Liabilities as determined by M&I. If Metavante does not agree with the Final IP Assets and Liabilities, the parties shall negotiate in good faith to resolve any disagreements. The assets and liabilities of the Item Processing Business as set forth in the Final IP Assets and Liabilities (if Metavante agrees with such determination) or as finally agreed between the parties (if Metavante does not agree with all items set forth on Final IP Assets and Liabilities) are referred to as the "Agreed IP Assets and Liabilities."

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          (b) Settlement. Upon determining the Agreed IP Assets and Liabilities,
     M&I and Metavante shall settle the difference between the Estimated IP Assets and Liabilities and the Agreed IP Assets and Liabilities (the "Settlement") as follows: (i) if the aggregate value of the Agreed IP
     Assets and Liabilities (i.e., assets less liabilities) is less than the aggregate value of the Estimated IP Assets and Liabilities (i.e., estimated assets less estimated liabilities), then Metavante shall pay M&I the difference, and (ii) if the aggregate value of the Agreed IP Assets and Liabilities is greater than the aggregate value of the Estimated IP Assets and Liabilities, then M&I shall pay Metavante the difference. Notwithstanding the foregoing, in no event shall either M&I or Metavante be obligated to pay more than Five Million Dollars ($5,000,000) in the Settlement.

                                  ARTICLE II
                                  LITIGATION

     Section 2.1.  Allocation.

          (a) Litigation to Be Transferred to Metavante. As of the Separation Date, the responsibilities for management of the litigation identified on
     Schedule 2.1 shall be transferred in their entirety from M&I and its Subsidiaries to Metavante and its Subsidiaries. As of the Separation Date and thereafter, Metavante shall manage the defense of such litigation and shall cause its applicable Subsidiaries to do the same. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of this Agreement.

          (b) All Other Litigation. All other Litigation outstanding at the Separation Date not included in Schedule 2.1 shall remain with M&I, and Metavante shall have no liability in connection with or responsibility for defending, such litigation.

     Section 2.2. Cooperation. M&I and Metavante and their respective Subsidiaries shall cooperate with each other in the defense of any litigation covered under this Article II and afford to each other reasonable access upon reasonable advance notice to witnesses and Information (other than Information protected from disclosure by applicable privileges) that is reasonably required to defend this litigation. The foregoing agreement to cooperate includes, but is not limited to, an obligation to provide access to witnesses and documents to respond to discovery requests. In such cases, cooperation shall be timely so that the party responding to discovery may meet all court-imposed deadlines. The party requesting Information shall reimburse the party providing Information for the reasonable out-of-pocket cost of providing such Information.

                                  ARTICLE III
                                INDEMNIFICATION

     Section 3.1. Indemnification by Metavante. Except as otherwise provided in the Tax Sharing Agreement or in any other express agreement between the parties, effective as of the IPO Completion Date and thereafter, Metavante shall, for itself and as agent for each member of the Metavante Group, indemnify, defend and hold harmless the M&I Indemnitees from and against any and all Indemnifiable Losses arising out of or based upon, directly or indirectly, the

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operation of the Metavante Business, including but not limited to any Metavante
Liability, whether before or after the IPO Completion Date. Without limiting the generality of the foregoing sentence, Metavante shall indemnify, defend and hold harmless the M&I Indemnitees from and against any and all Indemnifiable Losses that relate to, arise out of or result from any of the following items (without duplication):

          (a) an untrue statement or alleged untrue statement of a material fact contained in the IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement, or any amendment or supplement thereto, or any other filing made by any member of the Metavante Group under the Securities Act or the Exchange Act, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Metavante shall not be liable in any such case to the extent that any such Indemnifiable Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement, or any amendment or supplement thereto, or any such other filing made by any member of the Metavante Group under the Securities Act or the Exchange Act, in reliance upon and in conformity with written information regarding any member of the M&I Group furnished to any member of the Metavante Group by any member of the M&I Group expressly for use therein;

          (b) an untrue statement or alleged untrue statement of a material fact contained in any filing made by any member of the M&I Group under the Securities Act or the Exchange Act, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such filing made by such member of the M&I Group under the Securities Act or the Exchange Act, in reliance upon and in conformity with written information regarding any member of the Metavante Group furnished to any member of the M&I Group by any member of the Metavante Group expressly for use therein;

          (c) any Environmental Liability which is alleged to be, or which is, directly or indirectly, caused by, related to or a result of, the operation of the Metavante Business or the ownership of property of any member of the Metavante Group; or

          (d) any Metavante Contract, including, without limitation, any requirement that any member of the M&I Group make any payments pursuant to the terms of any such Contract or any requirement that any member of the M&I Group guarantee the performance by any member of the Metavante Group of any of their obligations thereunder.

Section 3.2. Indemnification by M&I. Except as otherwise provided in the Tax Sharing Agreement or the Employee Matters Agreement or in any other express agreement between the parties, effective as of the IPO Completion Date and thereafter, M&I shall, for itself

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and as agent for each member of the M&I Group, indemnify, defend and hold harmless the Metavante Indemnitees from and against any and all Indemnifiable Losses arising out of or based upon, directly or indirectly, the operation of the business of M&I or any of its Affiliated Companies not related in any way to the operations of the Metavante Business whether before or after the IPO Completion Date. Without limiting the generality of the foregoing sentence, M&I shall indemnify, defend and hold harmless the Metavante Indemnitees from and against any and all Indemnifiable Losses that relate to, arise out of or result from any of the following items (without duplication):

          (a) an untrue statement or alleged untrue statement of a material fact contained in the IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement, or any amendment or supplement thereto, or any other filing made by any member of the Metavante Group under the Securities Act or the Exchange Act, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement, or any such amendment or supplement, or any such other filing made by any member of the Metavante Group under the Securities Act or the Exchange Act, in reliance upon and in conformity with written information regarding M&I or any of its Affiliated Companies (but not related in any way to any member of the Metavante Group), furnished to any member of the Metavante Group by any member of the M&I Group expressly for use therein;

          (b) an untrue statement or alleged untrue statement of a material fact contained in any filing made by any member of the M&I Group under the Securities Act or the Exchange Act, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that M&I shall not be liable in any such case to the extent that any such Indemnifiable Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such filing made by any member of the M&I Group under the Securities Act or the Exchange Act, in reliance upon and in conformity with written information regarding any member of the Metavante Group furnished to any member of the M&I Group by any member of the Metavante Group expressly for use therein;

          (c) arising out of or based upon any Environmental Liability which is alleged to be, or which is, directly or indirectly, caused by, related to or a result of, the operation of the business of M&I or any of its Affiliated Companies (other than, and not related in any way to, the Metavante Business) or the ownership of property by M&I or any of its Affiliated Companies (other than, and not related in any way to, property owned by any member of the Metavante Group), or

          (d) arising out of or based upon any agreement to which any member of the M&I Group is a party or relating to the operation of the business of M&I or any of its

     Affiliated Companies (other than the Metavante Contracts), including, without limitation, any requirement that any member of the Metavante Group make any payments pursuant to the terms of such agreements or any requirement that any member of the Metavante Group guarantee the performance by any member of the M&I Group of any of their obligations thereunder.

Section 3.3.  Procedure for Indemnification.
              -----------------------------

          (a) If an Indemnitee shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party is or may be obligated to make an Indemnity Payment, such Indemnitee shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim, specifying in reasonable detail the nature of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of any Indemnitee to give notice as provided in this Section 3.3 shall not relieve the related Indemnifying Party of its obligations under this Agreement, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

          (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, it shall, within ten (10) days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third Party Claim. Such Indemnifying Party shall pay such Indemnitee's actual out-of-pocket expenses (other than officers' or employees' salaries) reasonably incurred in connection with such cooperation as such expenses are incurred. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Agreement for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ separate counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party as such fees and expenses are incurred. Except as so provided, if an Indemnitee desires to participate in the defense of a Third Party Claim, it may do so but it shall not control the defense and such participation shall be at its sole cost and expense. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this
     Section 3.3, such Indemnitee may defend, compromise and settle such Third Party Claim; provided, however, that no such Indemnitee may compromise or settle any such Third Party Claim without prior written notice to such Indemnifying Party and except by payment of monetary damages or other money payments. No Indemnifying Party shall consent to entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Third Party Claim.

          (c) If any Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to such Indemnifying Party any personnel or any Information within its control that are reasonably necessary or appropriate for such defense (the cost of copying thereof to be paid by the Indemnifying Party).

          (d) Upon any final determination of a Third Party Claim pursuant to this Section 3.3, the Indemnifying Party shall pay promptly on behalf of the Indemnitee, or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined. Upon the payment in full by the Indemnifying Party of any such amount, the Indemnifying Party shall be subrogated to the rights of such Indemnitee, to the extent not waived in settlement, against the person who made such Third Party Claim with respect to the subject matter of such claim.

          (e) Except to the extent expressly provided otherwise herein, the indemnification provided for by this Agreement shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto.

          (f) Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the related Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30-day period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue all available legal actions.

          (g) If the indemnification provided for in this Agreement is unavailable or insufficient to hold harmless an Indemnitee in respect of any Indemnifiable Loss, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of the Indemnitee on the one hand and the Indemnifying Party on the other hand in connection with the circumstances which resulted in such Indemnifiable Loss. The amount paid or payable by an Indemnitee as a result of the Indemnifiable Loss referred to above in this subsection 3.3(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim.

                                  ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1. Entire Agreement. This Agreement and the Schedules referenced or attached hereto, and the other agreements contemplated herein constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof or thereof.

     Section 4.2. Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Wisconsin, excluding its conflict of law rules. The District Court of Milwaukee County and/or the United States District Court for the Eastern District of Wisconsin shall have jurisdiction and venue over all disputes between the parties.

     Section 4.3. Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

          if to M&I:

                 Marshall & Ilsley Corporation
                 770 North Water Street
                 Milwaukee, Wisconsin  53202
                 Attention:  M.A. Hatfield
                 Fax:  (414) 765-7899

          if to Metavante:

                 Metavante Corporation
                 4900 West Brown Deer Road
                 Brown Deer, Wisconsin  53224
                 Attention:  N. "Norrie" J. Daroga
                 Fax:  (414) 362-1705

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or via United States certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

     Section 4.4. Parties in Interest. This Agreement, including the Schedules hereto, and the other documents referred to herein, shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever under or by reason of this Agreement on Persons other than M&I and Metavante, and to the extent provided herein, M&I's and Metavante's respective directors, officers, employees, agents and Affiliated Companies and their respective heirs, executors, administrators, successors and permitted assigns. No provision of this Agreement shall give any third persons any right of subrogation or action over or against M&I or Metavante or their respective directors, officers, employees, agents and Affiliated Companies.

     Section 4.5. Counterparts. This Agreement, including the Schedules hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 4.6. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto, without the other party's express written consent.

     Section 4.7. Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 4.8. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 4.9. Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

     Section 4.10. Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 4.11. Interpretation. The headings contained in this Agreement and in any Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article, a Section or a Schedule, such reference shall be to an Article or a Section of, or a Schedule to, this Agreement unless otherwise indicated.

     Section 4.12. Conflicting Agreements. In the event of conflict between this Agreement and any other express agreement of the parties, the provisions of such other agreement shall prevail unless otherwise provided herein.

                                   ARTICLE V

                                  DEFINITIONS

     Section 5.1. Action. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

     Section 5.2. Affiliated Company. "Affiliated Company" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     Section 5.3. Assets. "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

          (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

          (ii) all apparatus, computers and other electronic data processing equipment, automobiles, trucks, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

          (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

          (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest, lessor, sublessor, lessee, sublessee or otherwise;

          (v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;

          (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

          (vii) all deposits, letters of credit and performance and surety bonds;

          (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

          (ix) all Intellectual Property and licenses from third Persons granting the right to use any Intellectual Property;

          (x) all computer applications, programs and other software, including operating software, network software, design software, design tools, systems documentation and instructions;

          (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

          (xii) all prepaid expenses, trade accounts and other accounts and notes receivable;

          (xiii) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

          (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution; (xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

          (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

          (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

     Section 5.4. Code. "Code" means the Internal Revenue Code of 1986, as amended.

     Section 5.5. Consents. "Consents" means any consents, waivers or approvals from, or notification requirements to, any third parties.

     Section 5.6. Contracts. "Contracts" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

     Section 5.7. Distribution. "Distribution" means M&I's planned distribution to the holders of its common stock of all of the shares of Metavante common stock owned by M&I following the IPO as provided in the Reorganization Agreement between M&I and Metavante.

     Section 5.8. Employee Matters Agreement. "Employee Matters Agreement" means the Employee Matters Agreement entered into between M&I and Metavante.

     Section 5.9. Environmental Law. "Environmental Law" means any federal, state or local law (including common law), statute, ordinance, regulation, rule, policy, order (judicial or administrative), decree, judgment, decision, ruling, permit or authorization (each as may be in effect from time to time) relating or applicable to pollution, human health or safety associated with the environment, or the environment, including, without limitation, any of the foregoing relating or applicable to emissions, discharges, spills, releases or threatened releases of, or human exposure to, Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

     Section 5.10. Environmental Liability. "Environmental Liability" means any liability or obligation (including, without limitation, liability for investigatory costs, oversight costs, cleanup costs, governmental or private response costs, natural resource damages, property damages, personal injuries, consequential economic damages, civil or criminal penalties or forfeitures, and attorneys' fees or other costs of defending a claim of Environmental Liability) under any Environmental Law.

     Section 5.11. Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     Section 5.12. Governmental Approvals. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     Section 5.13. Governmental Authority. "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     Section 5.14. Indemnifiable Losses. "Indemnifiable Losses" means with respect to any claim by an Indemnitee for indemnification authorized pursuant to this Agreement, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, claims, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

     Section 5.15. Indemnifying Party. "Indemnifying Party" means any party who is required to pay any other person pursuant to Sections 3.1 and 3.2 hereof.

     Section 5.16. Indemnitee. "Indemnitee" means any party who is entitled to receive payment from an Indemnifying Party pursuant to Sections 3.1 and 3.2 hereof.

     Section 5.17. Indemnity Payment. "Indemnity Payment" means the amount an Indemnifying Party is required to pay an Indemnitee pursuant to Sections 3.1 and
3.2 hereof.

     Section 5.18. Information. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, and other technical, financial, employee or business information or data.

     Section 5.19. Intellectual Property. "Intellectual Property" means all domestic and foreign patents and patent applications, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issuing thereon (including reissues, renewals and re-examinations of the foregoing); design patents; invention disclosures; mask works; copyrights, and copyright applications and registrations; Web addresses; trademarks; service marks; trade names; and trade dress; in each case together with any applications and registrations therefor and all appurtenant goodwill relating thereto; trade secrets, commercial and technical information, know-how, proprietary or confidential information, including engineering, production and other designs, notebooks, processes, drawings, specifications, formulae, and technology; computer and electronic data processing programs and software (object and source code), data bases and documentation thereof; inventions (whether patented or not); utility models; registered designs, certificates of invention and all other intellectual property under the laws of any country throughout the world.

     Section 5.20. IPO. "IPO" means the initial public offering of shares of common stock of Metavante.

     Section 5.21. IPO Completion Date. "IPO Completion Date" means the date on which the IPO is completed.

     Section 5.22. IPO Registration Statement. "IPO Registration Statement" means the Registration Statement on Form S-1 pursuant to the Securities Act filed with the Securities and Exchange Commission registering the shares of common stock of Metavante to be issued in the initial public offering, together with all amendments thereto.

     Section 5.23. Item Processing Business. "Item Processing Business" means the item processing business previously operated as a part of the M&I Data Services Division of M&I prior to the Separation Date.

     Section 5.24. Liabilities. "Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

     Section 5.25. M&I Group. "M&I Group" means M&I, each Subsidiary and Affiliated Company of M&I (other than any member of the Metavante Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliated Company of M&I after the Separation Date (other than any member of the Metavante Group).

     Section 5.26. M&I Indemnitees. "M&I Indemnitees" means M&I, each member of the M&I Group and each of their respective directors, officers, employees and agents.

     Section 5.27. Material of Environmental Concern. "Material of Environmental Concern" means (i) any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law; or
(ii) any dangerous, toxic, explosive, or otherwise hazardous substance which is regulated by any Environmental Law.

     Section 5.28. Metavante Balance Sheet. "Metavante Balance Sheet" means the audited consolidated balance sheet (including the notes thereto) of the Metavante Business as of March 31, 2000, that is included in the IPO Registration Statement.

     Section 5.29. Metavante Business. "Metavante Business" means the business and operations of the business of Metavante as described in the IPO Registration Statement and, except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Metavante Business as then conducted.

     Section 5.30. Metavante Contingent Gain. "Metavante Contingent Gain" means any claim or other right of a member of the M&I Group or the Metavante Group that primarily relates to the Metavante Business, whenever arising, against any Person other than a member of the M&I Group or the Metavante Group, if and to the extent that (i) such claim or right arises out of the events, acts or omissions occurring prior to the Separation Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Separation Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Separation Date. A claim or right meeting the foregoing definition shall be considered a Metavante Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the Separation Date with respect thereto. In the case of any claim or right a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered a Metavante Contingent Gain. For purposes of the foregoing, a claim or right shall be deemed to have accrued prior to the Separation Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Separation Date, such that the claim or right, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of the Excluded Assets or any reversal of any litigation or other reserve by any member of the M&I Group shall be deemed to be a Metavante Contingent Gain.

     Section 5.31. Metavante Contingent Liability. "Metavante Contingent Liability" means any Liability of a member of the M&I Group or the Metavante Group that primarily relates to the Metavante Business, whenever arising, to any Person other than a member of the M&I Group or the Metavante Group, if and to the extent that (i) such Liability arises out of the events, acts or omissions occurring prior to the Separation Date and (ii) the existence or scope of the obligation of a member of the M&I Group or the Metavante Group as of the Separation Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Separation Date or as a result of the failure of such Liability to have been discovered or asserted as of the Separation Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which arises out of events, acts or omissions occurring prior to the Separation Date and a portion of which arises out of events, acts or omissions occurring on or after the Separation Date, only that portion that arises out of events, acts or omissions occurring prior to the Separation Date shall be considered a Metavante Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have arisen out of events, acts or omissions occurring prior to the Separation Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Separation Date, such that the claim, were it asserted in an Action on or prior to the Separation Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Separation Date, shall deemed to be a Metavante Contingent Liability.

     Section 5.32. Metavante Contracts. "Metavante Contracts" means the following contracts and agreements to which M&I is a party or by which it or any of its Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by M&I or any member of the M&I Group pursuant to any provision of this Agreement or any other express agreement of the parties:

           (i) any contract or agreement entered into in the name of, or expressly on behalf of, the M&I Data Services division of M&I, except contracts that relate to the Item Processing Business;

          (ii) any contract or agreement that relates primarily to the Metavante Business;

          (iii) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the other express agreement of the parties to be assigned to Metavante; and

          (iv) any guarantee, indemnity, representation, warranty or other Liability of any member of the Metavante Group or the M&I Group in respect of any other Metavante Contract, any Metavante Liability or the Metavante Business (including guarantees of financing incurred by customers or other third parties in connection with purchases of products or services from the Metavante Business).

     Section 5.33. Metavante Group. "Metavante Group" means Metavante and each Subsidiary of Metavante immediately after the Separation Date and each Person that becomes a Subsidiary of Metavante after the Separation Date.

     Section 5.34. Metavante Indemnitees. "Metavante Indemnitees" means Metavante, each member of the Metavante Group and each of their respective directors, officers, employees and agents.

     Section 5.35. Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 5.36. Securities Act. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Section 5.37. Security Interest. "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

     Section 5.38. Separation. "Separation" means the transfer and contribution from M&I to Metavante, and Metavante's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the Metavante Business and the stock, investments or similar interests currently held by M&I in subsidiaries and other entities that conduct such business.

     Section 5.39. Separation Date. "Separation Date" means the effective date and time of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation, which shall be 12:01 a.m., Central Time, July 1, 2000, or such other date as determined in accordance with the terms hereof.

     Section 5.40. Subsidiary. "Subsidiary" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interest having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided,
                                       21
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however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     Section 5.41. Tax Sharing Agreement. "Tax Sharing Agreement" means the Tax Sharing Agreement entered into between M&I and Metavante.

     IN WITNESS WHEREOF, each of the parties has caused this General Assignment and Assumption Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

MARSHALL & ILSLEY CORPORATION       METAVANTE CORPORATION



By: /s/ M. A. Hatfield                By: /s/ Joseph L. Delgadillo
    ------------------------------        ------------------------------

Name: M. A. Hatfield                  Name: Joseph L. Delgadillo

Title: Senior Vice President          Title: President and Chief Executive
       and Secretary                         Officer

                                   SCHEDULES

Schedule 1.2(a)(viii)  Specific Metavante Assets to be Transferred
Schedule 1.2(b)(i)     Excluded Assets
Schedule 1.3(a)(vi)    Divested Businesses Which Contain Liabilities to be
                       Transferred to Metavante
Schedule 1.3(a)(vii)   Specific Metavante Liabilities
Schedule 1.3(b)(i)     Excluded Liabilities
Schedule 1.8           Item Processing Business Assets and Liabilities
Schedule 2.1           Assumed Litigation


The above schedules to this exhibit have been omitted. The schedules will be furnished supplementally to the Securities and Exchange Commission upon request.